Exhibit 99.1

IMPAX Names Larry Hsu as CEO Effective October 1, 2006

HAYWARD, Calif.–(BUSINESS WIRE)–Aug. 15, 2006–IMPAX Laboratories, Inc. (OTC:IPXL) today announced that its President, Larry Hsu, Ph.D., will assume the additional position of Chief Executive Officer on October 1, 2006. He will replace Barry R. Edwards, the Company's current CEO, who is also resigning as a director of the Company. Mr. Edwards will serve as a special consultant to the Company through October 2008.

Commenting on the change in management, Charles Hsiao, Ph.D., chairman of the board of directors, said, “Since forming IMPAX, we have assembled a strong leadership team, set a clear strategy, focused on development excellence, created new product opportunities and built a solid infrastructure. We are fortunate to have in Larry Hsu a talented executive who is ready and highly capable to take on the responsibilities of chief executive. We are very sorry that Barry will no longer be managing the day to day activities of the Company, but are delighted that he has agreed to remain involved for the next two years. Barry will long be remembered for his inspired leadership during this remarkable period of growth and transformation.”

“I am extremely gratified by the Board's confidence,” Dr. Hsu said. “It is an honor to be asked to lead this company, which I co-founded more than 10 years ago. I am grateful to Barry for his stewardship during the past seven years. Thanks to his vision, IMPAX today is a vastly different and more mature company than the one he was asked to lead in 1999.”

“The Board of Directors has great confidence in Larry's leadership and in his vision for IMPAX Laboratories,” said Mr. Edwards. “He helped create IMPAX's business strategy and he understands, as I do, that the Company's strength lies in the hundreds of employees who have been and continue to be a critical component of our success. The transition is expected to be orderly as several important functions, in particular sales and finance, have been reporting to Larry for some time. Nevertheless, I intend to work closely with Larry to ensure that the transition is seamless.”

About IMPAX Laboratories, Inc.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and markets its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, possible adverse effects resulting from the delisting of IMPAX's stock, IMPAX's delay in filing its 2004 Form 10-K, its Form 10-Q for each of the first three quarters of 2005, its Form 10-K for 2005, and its Form 10-Q for the first quarter of 2006, IMPAX's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX's ability to successfully develop and commercialize pharmaceutical products, IMPAX's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

CONTACT: IMPAX Laboratories, Inc.
Barry R. Edwards,
215-933-0360
Larry Hsu, Ph.D.
510-476-2000, x1111
Arthur Koch,
215-933-0351
www.impaxlabs.com
or
Investor Relations Contacts:
Lippert/Heilshorn & Associates, Inc.
Kim Sutton Golodetz,
212-838-3777
kgolodetz@lhai.com
Bruce Voss,
310-691-7100
bvoss@lhai.com
www.lhai.com

SOURCE: IMPAX Laboratories, Inc.